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                                                                      EXHIBIT 99
                              PRITSKER CORPORATION
                           8910 PURDUE ROAD, SUITE 600
                           INDIANAPOLIS, INDIANA 46268

                                      PROXY

     I hereby appoint A. Alan B. Pritsker, John E. Layden and Steven D. Duket, or any of them, my proxy or proxies, with power of substitution, to vote all shares of common and/or preferred stock of Pritsker Corporation (the "Company") that I am entitled to vote at the special meeting of shareholders of the Company to be held at the Company's principal office, 8910 Purdue Road, Suite 600, Indianapolis, Indiana, on Thursday, November 20, 1997, at 9:00 a.m., local time, and at any adjournment, as follows:

     1. Proposal to approve the merger of the Company with and into SSI Acquisition Corp., an Ohio corporation and wholly-owned subsidiary of Symix Systems, Inc., an Ohio corporation ("Symix"), pursuant to the Agreement of Merger and the Plan of Merger attached as Appendix I to the Proxy Statement/Prospectus dated November 10, 1997.

              FOR                 AGAINST             ABSTAIN

              \ \                   \ \                  \ \

     2. In their discretion on any other matters that may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1.


Date:                 , 1997
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                                                  Signature


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                                     Additional signature if held jointly



Please sign exactly as your name appears on your stock certificates. When shares are held by two or more persons, all of them should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.